EXHIBIT 99.1
DUOYUAN PRINTING ANNOUNCES FINANCIAL RESULTS FOR THE
THIRD FISCAL QUARTER ENDED MARCH 31, 2010
— Net Revenues Increased by 34.4% to $23.4 million Year-Over-Year
— Continued High Margins and Growth in Sales of Multicolor Printing Presses
Beijing, May 11, 2010 — Duoyuan Printing, Inc. (NYSE: DYP) (“Duoyuan Printing” or the “Company”), a leading offset printing equipment supplier in China, today announced its financial results for the three months ended March 31, 2010.
Highlights for the Third Quarter Ended March 31, 2010
•	Net revenues in the third quarter were $23.4 million, an increase of 34.4% from $17.4 million for the same period last year.

•	Gross profit margin in the third quarter was 52.6%, compared to 52.0% for the same period last year.

•	Operating income and margin in the third quarter were $6.1 million or 26.1%, compared to $6.2 million or 35.8% for the same period last year. Non-GAAP operating income and margin[1] in the third quarter were $9.8 million or 42.1%, compared to $6.2 million or 35.8% for the same period last year.

•	Net income attributable to Duoyuan Printing Inc. and margin in the third quarter were $1.1 million or 4.7%, compared to $4.9 million or 28.2% for the same period last year. Non-GAAP net income attributable to Duoyuan Printing Inc. and margin[2] in the third quarter were $7.3 million or 31.2%, compared to $4.9 million or 28.0% for the same period last year.

•	Diluted earnings per share in the third quarter was $0.03. Non-GAAP diluted earnings per share[3] in the third quarter was $0.23.
“Despite being affected by usual seasonality, Duoyuan Printing saw another strong quarter of profitable growth,” said Mr. Wenhua Guo, founder and chairman of Duoyuan Printing. “Duoyuan Printing’s integrated manufacturing strategy and excellent brand well position us to further expand our product offering, enlarge market share and enhance our competitive position.”
“We maintained a strong focus on execution and sound financial management in our third fiscal quarter, driving sales growth and sustaining industry-leading margins across our entire

[1] Non-GAAP operating income is defined as operating income excluding stock-based compensation. Non-GAAP operating margin is defined as non-GAAP operating income over revenue.

2 Non-GAAP net income attributable to Duoyuan Printing Inc. is defined as net income attributable to Duoyuan Printing Inc. excluding stock-based compensation and change in fair value of warrants. Non-GAAP net income attributable to Duoyuan Printing Inc. margin is defined as non-GAAP net income attributable to Duoyuan Printing Inc. over revenue.

[3] Non-GAAP diluted earnings per share is defined as diluted earnings per share attributable to Duoyuan Printing Inc., excluding stock-based compensation and change of fair value of warrants.

product portfolio,” commented Mr. Christopher Holbert, Duoyuan Printing’s chief executive officer. “We are seeing strong demand for our new products and we eagerly anticipate the launch of our cold-set equipment line as well as the improvement of our Hunan facility, which will further expand our manufacturing capability and drive production efficiencies, in the second half of 2010.”
Three Months Ended March 31, 2010 Results
Duoyuan Printing’s net revenues for the three months ended March 31, 2010 were $23.4 million, an increase of 34.4% year-over-year. The increase in net revenues was primarily due to the strong growth in sales of multicolor presses and solid increase in sales of single color presses. Sales of multicolor large format presses for the three months ended March 31, 2010 were $11.6 million, an increase of 41.9%, from $8.2 million in the prior year period. The sales of multicolor small format presses for the three months ended March 31, 2010 were $8.0 million, an increase of 33.6%, from $6.0 million in the prior year period. Sales of multicolor presses increased due to continued strong demand for products that were introduced in the last and current fiscal years and also due to increased advertising and promotion. The sales of single color small format presses for the three months ended March 31, 2010 were $1.0 million, an increase of 20.2%, from $0.8 million in the prior year period as the newest single color small format press, DY56T, continued to contribute to revenue and as the Company strategically targeted second tier Chinese cities where demand for single color presses is higher. The sales of single color large format presses for the three months ended March 31, 2010 were $1.8 million, an increase of 8.1%, from $1.7 million in the prior year period, as the new DY104 1040mm press, which was introduced in March 2010, started to contribute revenue and as the Company participated in more promotional activities. Revenues for the Company’s computer-to-plate, or CTP, systems were $1.0 million, an increase of 11.2%, from $0.9 million in the same period last year primarily due to Duoyuan Printing’s increased participation in promotional activities.
Gross profit for the three months ended March 31, 2010 was $12.3 million, an increase of 35.8% from $9.1 million for the same period last year. The year-over-year increase was primarily due to the growth in sales of multicolor presses. Gross profit margin was 52.6%, compared to 52.0% for the prior year period.
Selling expenses were $2.1 million for the three months ended March 31, 2010, an increase of 39.0% from $1.5 million for the same period last year. The increase was primarily due to an increase in shipping expenses in line with increased unit sales.
General and administrative expenses were $3.7 million for the three months ended March 31, 2010, an increase of 248.4% from $1.1 million for the same period last year. The increase was primarily due to share-based compensation expenses.
Research and development expenses for the three months ended March 31, 2010 were $0.5 million up from $0.3 million for the same period last year as the Company sustained its commitment to investing in research and development for new technology and products.
Operating income and margin were $6.1 million or 26.1% for the three months ended March 31, 2010, compared to $6.2 million or 35.8% in the prior year period. Non-GAAP operating income and margin were $9.8 million or 42.1%, for the three months ended March 31, 2010 compared to $6.2 million or 35.8% in the prior year period.
Net income attributable to Duoyuan Printing Inc. and margin were $1.1 million or 4.7% for the three months ended March 31, 2010, compared to $4.9 million or 28.2% in the prior year period. Non-GAAP net income attributable to Duoyuan Printing Inc. and margin, which excludes share-based compensation expenses and change in fair value of warrants, were $7.3 million or 31.2% for the three months ended March 31, 2010 compared to $4.9 million or 28.0% in the prior year period.
Diluted earnings per share attributable to Duoyuan Printing Inc. was $0.03 based on 31.6 million weighted-average diluted shares outstanding for the three months ended March 31, 2010, compared to $0.20 based on 25.0 million weighted-average diluted shares outstanding for the same period last year. Non-GAAP diluted earnings per share was $0.23 based on 31.6 million weighted-average diluted shares outstanding for the three months ended March 31, 2010, compared to $0.20 based on 25.0 million weighted-average diluted shares outstanding for the same period last year.
Income tax provision was $2.3 million for the three months ended March 31, 2010, compared to $1.2 million for the same period last year, an increase of 94.4% primarily due to the increase in revenue and the increase in the income tax rate for the Company’s manufacturing subsidiary, Hunan Duoyuan, which increased from 0.0% to 25% on January 1, 2010.
As of March 31, 2010, the Company had a cash balance of $91.2 million. For the nine months ending March 31, 2010, the Company generated an operating cash flow of approximately $19.4 million, compared to $20.0 million in the prior year period.
Nine Months Ended March 31, 2010 Results
For the nine months ended March 31, 2010, net revenues were $99.1million, representing a 23.2% increase from $80.4 million for the same period last year.
Gross profit was $52.6 million for the nine months ended March 31, 2010, an increase of 22.1% from $43.1 million for the prior year period. Gross profit margin for the nine months ended March 31, 2010, was 53.1%, compared to 53.6% for the prior year period.
Operating income for the nine months ending March 31, 2010 was $33.3 million, an increase of 6.1% from $31.4 million for the same period last year. Non-GAAP operating income for the nine months ending March 31, 2010 was $39.3 million, an increase of 25.5% from $31.4 million for the same period last year.
Net income attributable to Duoyuan Printing Inc. decreased 27.0% to $19.0 million for the nine months ended March 31, 2010, as compared to $26.1 million for the nine months ended March 31, 2009. Non-GAAP net income attributable to Duoyuan Printing Inc. increased 18.9% to $30.8 million for the nine months ended March 31, 2010, as compared to $25.9 million for the nine months ended March 31, 2009
Business Outlook
Management continues to see robust demand for printing equipment in China’s domestic market, particularly in the multicolor segment. Duoyuan Printing expects continued steady year-over-year growth for the fourth quarter ending June 30, 2010 due to the increasing sales of both multicolor and single color printing products and Duoyuan Printing’s focused marketing and promotion efforts across China.
Based on information available as of May 11, 2010, Duoyuan Printing expects its total net revenues in the fourth quarter ending June 30, 2010 to be in the range of $32.7 million to $34.0 million, representing year-over-year growth in the range of 25% to 30%, respectively. This forecast reflects the Company’s current and preliminary view, which is subject to change.
Non-GAAP Financial Measures
To supplement the unaudited condensed consolidated financial information presented in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”), the Company uses non-GAAP measures of non-GAAP operating margin, non-GAAP operating income, non-GAAP net income attributable to Duoyuan Printing, Inc, non-GAAP net income attributable to Duoyuan Printing, Inc. margin, non-GAAP diluted earnings per share, which are adjusted from results based on GAAP to exclude the stock-based compensation expenses and change of fair value of warrants. The non-GAAP financial measures are provided to enhance the investors’ overall understanding of the Company’s current and past financial performance in ongoing core operations as well as prospects for the future. These measures should be considered in addition to results prepared and presented in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Management uses both GAAP and non-GAAP information in evaluating and operating business internally and therefore deems it important to provide all of this information to investors.
Cautions on Use of Non-GAAP Measures
As noted above, these non-GAAP financial measures are not consistent with GAAP because they do not reflect certain share-based compensation expenses and changes in fair value of warrants. Management believes investors will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:
•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•	these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.
Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.
A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.
Conference Call
A conference call to discuss third quarter results is scheduled for Tuesday, May 11, 2010, at 8:00 a.m. Eastern Time. Dial-in details for the earnings conference call are as follows:

US/ International	+1.857.350.1685
UK:	+44.207.365.8426
Hong Kong:	+852.3002.1672
Please dial-in 10 minutes before the call is scheduled to begin and provide the passcode to join the call. The passcode is: 50238132
A replay of the conference call may be accessed by phone at the following number until May 18th 2010.

International: Passcode:	+1.617.801.6888 32002234
Additionally, a live and archived webcast of the conference call will be available at http://ir.duoyuan.com
About Duoyuan Printing
Duoyuan Printing (NYSE: DYP) is a leading manufacturer of commercial offset printing presses in China. The Company combines technical innovation and precision engineering to offer a broad range of printing equipment and solutions. Duoyuan Printing has manufacturing and research and development facilities in Langfang, Hebei Province and Shaoyang, Hunan Province in addition to a distribution and service network with over 85 distributors that operate in over 65 cities and 28 provinces in China. Headquartered in Beijing, the Company is one of the largest non-government owned major offset printing equipment and solutions providers in China. For further information, please visit Duoyuan Printing’s website http://www.duoyuan.com.
Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. All statements other than statements of historical fact in this press release are forward-looking statements, including but not limited to, our future financial condition or results of operation, the completion of planned improvements to our Hunan facility and our introduction of a cold-set equipment line during the second half of 2010, or at all, the ongoing growth in the sales of our multicolor printing products in China, and the continuing growth of the Chinese economy. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, including, without limitation, our ability to sustain our recent profitability and growth rates, the possibility that we may not meet production demands and standards at a reasonable cost, increased competition in the offset printing equipment market, our ability to develop and sell new products or penetrate new markets, and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and in our subsequent reports on Form 10-Q filed with the Securities and Exchange Commission and available at www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.
For investor and media enquiries please contact:
Duoyuan Printing, Inc.
William Suh, CFO
Phone: +86-10-6021-2222 (Beijing)
Email: ir@duoyuan.com

Brunswick Group
Philip Lisio
Phone: +86-10-6566-2256
Henry Fraser
Phone: +86-10-6566-2256
Email: duoyuanprinting@brunswickgroup.com

DUOYUAN PRINTING, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS ASIAN FINANCIAL, INC.)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)
FOR THE THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 2010 AND 2009

	Three months ended		Nine months ended
	March 31		March 31
	2010	2009	2010	2009
		As adjusted(1)		As adjusted(1)
Revenues, net	$23,403,356	$17,411,937	$99,106,325	$80,428,651
Cost of revenues	11,099,977	8,354,157	46,453,081	37,293,982

Gross profit	12,303,379	9,057,780	52,653,244	43,134,669
Research and development expenses	461,286	285,994	1,454,119	1,470,595
Selling expenses	2,050,983	1,475,783	9,115,804	6,974,735
General and administrative expenses	3,680,503	1,056,541	8,799,149	3,332,876

Income from operations	6,110,607	6,239,462	33,284,171	31,356,463
Change in fair value of warrants	(2,452,121)	30,271	(5,686,118)	194,347
Other expenses	—	—	—	(956,936)
Interest expense	(213,101)	(210,648)	(660,546)	(637,387)
Interest income and other income	55,220	104,309	128,467	173,496

Other expense, net	(157,881)	(106,339)	(532,079)	(1,420,827)
Income before provision for income taxes and noncontrolling interest	3,500,605	6,163,394	27,065,975	30,129,983
Provision for income taxes	2,295,043	1,180,761	7,553,521	3,711,891

Net income	1,205,562	4,982,633	19,512,453	26,418,092
Less: net income attributable to noncontrolling interest	99,709	71,652	481,613	350,375

Net income attributable to Duoyuan Printing, Inc.	$1,105,853	$4,910,981	$19,030,840	$26,067,717

	Three months ended		Nine months ended
	March 31		March 31
	2010	2009(1)	2010	2009(1)
		As adjusted		As adjusted
Net income per share attributable to Duoyuan Printing, Inc. common shareholders
Basic	$0.04	$0.20	$0.68	$1.04

Diluted	$0.03	$0.20	$0.67	$1.04

Weighted average shares used in calculating net income per share:
Basic	30,563,217	25,000,050	27,958,190	25,000,050

Diluted	31,575,934	25,000,050	28,312,903	25,000,050

(1) Amounts were extracted from Form 10-Q for the quarter ended March 31, 2009, as adjusted for the adoption of an accounting pronouncement regarding noncontrolling interests.

DUOYUAN PRINTING, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS ASIAN FINANCIAL, INC.)
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF MARCH 31, 2010 AND JUNE 30, 2009
Assets

	March 31,	June 30,
	2010	2009
		As adjusted (2)
Current assets:
Cash	$91,224,531	$31,044,070
Accounts receivable, net of allowance for doubtful accounts of $499,158 and $1,401,689 as of March 31, 2010 and June 30, 2009, respectively	49,144,143	37,259,616
Inventories	29,494,371	25,883,242
Other current assets	133,090	26,912
Total current assets	169,996,135	94,213,840

Plant and equipment, net	41,578,172	43,123,153

Other assets:
Intangible assets, net	3,865,322	3,939,476
Advances on equipment purchases	7,284,609	7,274,677

Total other assets	11,149,931	11,214,153

Total assets	$222,724,238	$148,551,146

Liabilities and Equity

Current Liabilities:
Bank loans	$14,376,600	$14,357,000
Accounts payable	1,998,096	756,116
Accrued liabilities	1,175,195	2,251,419
Taxes payable	2,124,934	1,512,727

Total current liabilities	19,674,826	18,877,262
Warrants	7,588,389	1,180,477

Total liabilities	27,263,215	20,057,739

Commitments and contingencies

	March 31,	June 30,
	2010	2009
		As adjusted (2)
Equity:
Preferred stock; $0.001 par value; 1,000,000 shares authorized; no shares issued and outstanding as of March 31, 2010 and June 30, 2009	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 30,563,217 shares issued and outstanding as of March 31, 2010 and 25,000,050 shares issued and outstanding as of June 30, 2009	30,563	25,000
Additional paid-in capital	74,567,372	27,263,040
Statutory reserves	11,693,438	9,428,573
Retained earnings	95,933,386	79,226,497
Accumulated other comprehensive income	10,990,337	10,788,585

Total Duoyuan Printing, Inc. shareholders’ equity	193,215,096	126,731,695

Noncontrolling interest	2,245,927	1,761,712

Total equity	195,461,023	128,493,407

Total liabilities and equity	$222,724,238	$148,551,146

(2)	June 30, 2009 balances were extracted from audited financial statements, as adjusted for the adoption of an accounting pronouncement regarding noncontrolling interests.

DUOYUAN PRINTING, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS ASIAN FINANCIAL, INC.)
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (unaudited)

	Common Stock			Retained earnings
						Accumulated	Total Duoyuan
			Additional			other	Printing, Inc.			Total
	Number of		paid-in	Statutory		comprehensive	shareholders'	Noncontrolling	Total	comprehensive
	shares	Amount	capital	reserves	Unrestricted	income	equity	interest	Equity	income
Balance, July 1, 2009	25,000,050	$25,000	$27,263,040	$9,428,573	$79,226,497	$10,788,585	$126,731,695	$1,761,712	$128,493,407	$
Cumulative effect of reclassification of warrants	—	—	(1,672,815)	—	(59,086)	—	(1,731,901)	—	(1,731,901)
Issuance of ordinary shares in connection with Initial Public Offering, net of offering costs	5,500,000	5,500	41,910,036	—	—	—	41,915,536	—	41,915,536
Stock-based compensation			6,057,064	—	—	—	6,057,064	—	6,057,064
Issuance of ordinary shares in connection with cashless exercise of warrants	63,167	63	1,010,047	—	—	—	1,010,110	—	1,010,110
Net income	—	—	—	—	19,030,840	—	19,030,840	481,613	19,512,453	19,512,453
Adjustment to statutory reserves	—	—	—	2,264,865	(2,264,865)	—	—	—	—
Foreign currency translation adjustments	—	—	—	—	—	201,752	201,752	2,602	204,354	204,354
Balance, March 31, 2010	30,563,217	$30,563	$74,567,372	$11,693,438	$95,933,386	$10,990,337	$193,215,096	$2,245,927	$195,461,023	$19,716,807

DUOYUAN PRINTING, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS ASIAN FINANCIAL, INC.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
FOR THE NINE MONTHS ENDED MARCH 31, 2010 AND 2009

	2010	2009
Cash flows from operating activities:
Net income	$19,512,453	$26,418,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,758,582	2,095,986
Amortization	79,500	60,065
Change in allowance for bad debts	(904,075)	—
Change in fair value of warrants	5,686,118	(194,347)
Stock-based compensation	6,057,064	—
Foreign exchange transaction gain	—	(84,358)
Write off of deferred expenses	—	587,347
Changes in operating assets and liabilities:
Accounts receivable	(10,924,745)	(3,006,474)
Inventories	(3,573,429)	(4,870,619)
Other current assets	(106,141)	(9,168)
Accounts payable	1,240,441	(726,516)
Accrued liabilities	(1,077,601)	144,756
Taxes payable	609,891	(442,570)
Net cash provided by operating activities	19,358,058	19,972,194
Cash flows from investing activities:
Purchase of equipment and improvements	(1,155,386)	(5,270,119)
Advances on equipment purchases	—	(10,562,227)
Payments for capitalized interest	—	(257,388)
Net cash used in investing activities	(1,155,386)	(16,089,734)
Cash flows from financing activities:
Proceeds from bank loans	14,367,800	14,352,100
Payments for bank loans	(14,367,800)	(11,423,100)
Proceeds from Initial Public Offering, net of offering costs	41,915,537	—
Net cash provided by financing activities	41,915,537	2,929,000
Effect of exchange rate changes on cash	62,252	81,083
Increase in cash	60,180,461	6,892,543
Cash, beginning of period	31,044,070	14,199,700

	2010	2009
Cash, end of period	$91,224,531	$21,092,243
Supplemental disclosure of cash flow information:
Cash paid for interest	$655,974	$893,333
Cash paid for income tax	$7,001,395	$3,783,775
Non-cash transactions:
Issuance of common stock for cashless warrants exercise	$1,010,110	$—

DUOYUAN PRINTING, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS ASIAN FINANCIAL, INC.)
RECONCILIATION OF GAAP TO NON-GAAP RESULTS OF OPERATIONS (unaudited)
FOR THE THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 2010 AND 2009

	Three months ended		Nine months ended
	March 31		March 31
	2010	2009	2010	2009
Revenues, net	$23,403,356	$17,411,937	$99,106,325	$80,428,651

Operating income	$6,110,607	$6,239,462	$33,284,172	$31,356,463
Adjustments:
Stock-based compensation	3,732,955	—	6,057,064	—

Non-GAAP operating income	$9,843,562	$6,239,462	$39,341,235	$31,356,463

Non-GAAP operating margin	42.1%	35.8%	39.7%	39.0%

Net income attributable to Duoyuan Printing, Inc.	$1,105,853	$4,910,981	$19,030,840	$26,067,717
Adjustments:
Change in fair value of warrants	2,452,121	(30,271)	5,686,118	(194,347)
Stock-based compensation	3,732,955	—	6,057,064	—

Non-GAAP net income attributable to Duoyuan Printing, Inc.	$7,290,929	$4,880,710	$30,774,022	$25,873,370

Non-GAAP net income attributable to Duoyuan Printing, Inc. margin	32.1%	28.0%	31.1%	32.2%

GAAP basic earnings per share attributable to Duoyuan Printing, Inc.	$0.04	$0.20	$0.68	$1.04
Adjustments:
Change in fair value of warrants	0.08	—	0.20	(0.01)
Stock-based compensation	0.12	—	0.22	—

Non-GAAP basic earnings per share attributable to Duoyuan Printing, Inc.	0.24	0.20	1.10	1.03

GAAP diluted earnings per share attributable to Duoyuan Printing, Inc.	$0.03	$0.20	$0.67	$1.04
Adjustments:
Change in fair value of warrants	0.08	—	0.20	(0.01)
Stock-based compensation	0.12	—	0.21	—

Non-GAAP diluted earnings per share attributable to Duoyuan Printing, Inc.	$0.23	$0.20	$1.09	$1.03

Weighted average number of shares outstanding:
Basic	30,563,217	25,000,050	27,958,190	25,000,050
Diluted	31,575,934	25,000,050	28,312,903	25,000,050